ARTICLES OF INCORPORATION

OF

SOUTHWEST MEDICAL EXAMINERS, INC.

I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE I.
NAME

The name of the corporation is **SOUTHWEST MEDICAL EXAMINERS, INC.**

ARTICLE II.
DURATION

The period of its duration is perpetual.

ARTICLE III.
PURPOSES

The purposes of the corporation are to buy, sell, and deal in personal property, real property and services and the transaction of any other lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV.
SHARES

The corporation shall have authority to issue in the aggregate 1,000,000 shares of capital stock, consisting of one class of Common Stock of the par value of $1.00 each.

ARTICLE V.
INITIAL CAPITAL

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00, consisting of money paid, labor done, or property actually received.

ARTICLE VI.
REGISTERED AGENT AND OFFICE

The post office address of the corporation's initial registered office is 300 Crescent Court, Suite 950, Dallas, Texas 75201, and the initial registered agent at such address is Peter M. Gross.

ARTICLE VII.
INITIAL BOARD OF DIRECTORS

The number of directors of the corporation shall be specified in or determined in the manner provided in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws, provided that the number of directors of the corporation shall be not less than one. The names and addresses of the first Board of Directors who are to serve as such until the first annual meeting of the shareholders or until their successors are elected and qualified are as follows:

Names	Addresses
Thomas Anderson	406 Red Wing Drive Danville, CA 94526

ARTICLE VIII.
NO CUMULATIVE VOTING

At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

ARTICLE IX.
NO PREEMPTIVE RIGHTS

No shareholder of this corporation shall, by reason of his holding shares of any class, have any preemptive or preferential right to purchase or subscribe to shares of any class of this corporation, now or hereinafter authorized, or shares thereof held in the treasury of this corporation, or any notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, shares of any class now or hereafter authorized, whether issued for cash or other consideration or by way of dividend or otherwise.

ARTICLE X.
INCORPORATOR

The name and address of the incorporator is as follows:

Name	Address
Peter M. Gross	300 Crescent Court, Suite 950 Dallas, Texas 75201

ARTICLE XI.
BYLAWS

The Board of Directors is expressly authorized to make, alter, or amend the Bylaws of this corporation or to adopt new Bylaws.

IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of June, 1992.

Peter M. Gross, Incorporator

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Southwest Medical Examiners, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on November 29, 1994. The amendment changes the name of the corporation from "Southwest Medical Examiners, Inc." to "Southwest Medical Evaluators, Inc."

The amendment deletes all of Article I of the original Articles of Incorporation and in lieu of Article I substitutes the following:

ARTICLE I

NAME

The name of the corporation is SOUTHWEST MEDICAL EVALUATORS, INC.

ARTICLE THREE

The number of shares of the corporation outstanding at time of such adoption was 10,000 and the number of shares entitled to vote thereon was 10,000.

ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting the amendment.

DATED 11-30-94 1994.

SOUTHWEST MEDICAL
EVALUATORS, INC.

by: [signature]
Thomas Anderson, President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Southwest Medical Evaluators, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on December 22, 1994. The amendment changes the name of the corporation from "Southwest Medical Evaluators, Inc." to "Southwest Medical Examiners, Inc."

The amendment deletes all of Article I of the original Articles of Incorporation and in lieu of Article I substitutes the following:

ARTICLE I

NAME

The name of the corporation is SOUTHWEST MEDICAL EXAMINERS, INC.

ARTICLE THREE

The number of shares of the corporation outstanding at time of such adoption was 10,000 and the number of shares entitled to vote thereon was 10,000.

ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting the amendment.

DATED 12-30 — 1994.

SOUTHWEST MEDICAL EXAMINERS, INC.

by: Thomas Anderson

Thomas Anderson, President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Southwest Medical Examiners, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was unanimously adopted by the shareholders of the corporation on October 24, 2001. The amendment changes the name of the corporation from "Southwest Medical Examiners, Inc." to "Southwest Medical Examination Services, Inc."

The amendment deletes all of Article I of the original Articles of Incorporation and in lieu of Article I substitutes the following:

ARTICLE I

NAME

The name of the corporation is SOUTHWEST MEDICAL EXAMINATION SERVICES, INC.

ARTICLE THREE

The number of shares of the corporation outstanding at time of such adoption was 10,000 and the number of shares entitled to vote thereon was 10,000.

ARTICLE FOUR

The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment.

DATED October 24, 2001.

SOUTHWEST MEDICAL
EXAMINERS, INC.

by: [signature]
Thomas Anderson, President